UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): December 12, 2025

Expion360 Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41347	81-2701049
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2025 SW Deerhound Avenue
Redmond, OR 97756
(Address of principal executive offices and zip code)

(541) 797-6714

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XPON	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act []

Item 1.01.	Entry into a Material Definitive Agreement.

On December 12, 2025, Expion360 Inc. (the “Company”) entered into an At-The-Market Issuance Sales Agreement (the “Sales Agreement”) with Aegis Capital Corp. acting as sales agent (the “Sales Agent”), pursuant to which the Company may offer and sell, from time to time, up to an aggregate offering price of $15.0 million of shares (the “Placement Shares”) of its common stock, $0.001 par value per share (the “Common Stock”), through the Sales Agent. The Sales Agent may sell the Placement Shares by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on The Nasdaq Capital Market (“Nasdaq”) or any other trading market for the Common Stock, or in privately negotiated transactions.

The issuance and sale of the Placement Shares by the Company under the Sales Agreement, if any, will be made pursuant to the Company’s registration statement on Form S-3 (File No. 333-272956) (the “Registration Statement”), which was filed with the Securities and Exchange Commission (the “SEC”) on June 27, 2023 and declared effective on July 10, 2023, and the base prospectus contained within the Registration Statement. Sales of the Placement Shares, if any, pursuant to the Sales Agreement, may be made in sales deemed to be “at the market” offerings as defined in Rule 415 promulgated under the Securities Act.

The Company is not obligated to sell any Placement Shares under the Sales Agreement. The Company intends to use the net proceeds from the offering, if any, for working capital and other general corporate purposes. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and Nasdaq rules, for the period specified in the placement notices delivered to the Sales Agent by the Company (each, a “Placement Notice”), to sell such Placement Shares up to the amount specified by the Company in, and otherwise in accordance with the terms of, such Placement Notice. The Sales Agreement will terminate, and the offer and sale of the Placement Shares pursuant to the Sales Agreement will cease, upon the earlier of (a) the issuance and sale of all of the Placement Shares subject to the Sales Agreement, or (b) the termination of the Sales Agreement by the Sales Agent or the Company pursuant to the terms thereof.

The Company has agreed to pay the Sales Agent a commission of 2.0% of the aggregate gross proceeds of each sale of Placement Shares that occurs pursuant to the Sales Agreement, and has agreed to provide the Sales Agent with customary indemnification and contribution rights, including with respect to certain liabilities under the Securities Act. In addition, the Company has agreed to pay certain expenses incurred by the Sales Agent in connection with the offering, including reasonable documented fees and out-of-pocket expenses of its legal counsel.

The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

The legal opinion of Stradling Yocca Carlson & Rauth LLP, counsel to the Company, related to the issuance and sale of the Placement Shares pursuant to the Registration Statement, is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy the Placement Shares, nor shall there be any sale of the Placement Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit Number	Description
5.1	Legal Opinion of Stradling Yocca Carlson & Rauth LLP
10.1*	At-The-Market Issuance Sales Agreement, dated December 12, 2025, by and between Expion360 Inc. and Aegis Capital Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

__________

* Certain of the schedules (and similar attachments) to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K under the Securities Act because they do not contain information material to an investment decision and that information is not otherwise disclosed in the exhibit or the disclosure document. The registrant agrees to furnish a copy of all omitted schedules (or similar attachments) to the Commission upon its request.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPION360 INC.

Date: December 15, 2025	By:	/s/ Shawna Bowin
	Name:	Shawna Bowin
	Title:	Chief Financial Officer